Exhibit 99.3

FINAL TRANSCRIPT

Conference Call Transcript

ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Event Date/Time: Jul. 08. 2005 / 9:00AM ET

Event Duration: N/A

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

CORPORATE PARTICIPANTS

Kirk Misaka

Zhone Technologies - CFO

Sean Belanger

Paradyne - CEO

Mory Ejabat

Zhone Technologies - CEO

CONFERENCE CALL PARTICIPANTS

Joanna Makris

Adams Harkness - Analyst

Anton Wahlman

Needham & Co. - Analyst

Tim Bechter

Legg Mason - Analyst

Steve Levy

Lehman Brothers - Analyst

Cary Robinson

Miller Johnson - Analyst

Matt Robinson

Ferris Baker Watts - Analyst

Andy Schopick

Nutmeg Securities - Analyst

Mark Orr

Glazer Capital - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Zhone Technologies acquires Paradyne Networks conference call. My name is Steven and I will be your coordinator for today. (OPERATOR INSTRUCTIONS). I would now like to turn the presentation over to Mr. Kirk Misaka, Chief Financial Officer for Zhone Technologies. Pleads proceed, sir.

Kirk Misaka - Zhone Technologies - CFO

Good morning. I’m pleased to announce that Zhone Technologies and Paradyne Networks have entered into a definitive agreement to merge the two companies. Before we begin, I’d like to mention that during the course of this call, we may make forward-looking statements made in reliance on the Safe Harbor provisions of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including forward-looking statements regarding the amount and timing of synergies that may be achieved in connection with the acquisition, the strength of the combined company’s balance sheet and financial results following the acquisition, degree to which the combined company will alter the competitive landscape and its industry, prevailing market conditions and the company’s ability to successfully fulfill its customers needs.

Actual results could differ materially from those projected in or contemplated by forward-looking statements. Factors that could cause actual results to differ include the possibility that the acquisition may not close on the terms described, or at all; the possibility that the intended benefits of the acquisition may not be fully realized; the failure of the combined company to retain key employees; the failure of the combined company

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

to manage the cost of integrating the businesses and assets of Zhone Technologies and Paradyne; general economic conditions; the pace of spending and timing of economic recovery in the telecommunications industry; the combined company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance and higher than anticipated expenses the combined company may incur in future quarters.

In addition, please refer to the risk factors contained in Zhone’s SEC filing, including without limitation its annual report on Form 10-K filed with the SEC on March 16, 2005, and in Paradyne’s SEC filings, including without limitation, its annual report on Form 10-K filed with the SEC on March 16, 2005. Listeners are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date on which they are made. The companies undertake no obligation to update public or revise any forward-looking statements.

With those comments in mind, let’s turn to the merger of Zhone and Paradyne. Under the terms of the agreement, the current stockholders of Zhone will own approximately 63.2% of the combined company’s outstanding shares on a fully-diluted basis and 36.8% will be held by Paradyne stockholders. Upon completion of the merger, the combined company will continue to be named Zhone Technologies and to trade under the symbol ZHNE on the NASDAQ. There will be no change to Zhone’s governance resulting from the acquisition. Mory Ejabat, currently Chairman and Chief Executive Officer of Zhone, will remain Chairman and Chief Executive Officer of the combined company.

A press release announcing the deal has been provided for your reference and posted on both companies’ websites. A list of anticipated questions and answers will also be made available following this call.

I’m joined on this call by Mory Ejabat, Chairman and Chief Executive Officer of Zhone; Sean Belanger, Paradyne’s Chairman and Chief Executive Officer and Pat Murphy, Paradyne’s Chief Financial Officer. I would now like to turn the call over to Sean for his comments on the merger.

Sean Belanger - Paradyne - CEO

Thank you, Kirk. In the May 16th market share report of the broadband loop carrier sector offered by Teresa Mastrangelo of Windsor Oaks Group, Broadbandtrends.com, Zhone ranked number one in terms of DSL ports shipped by a BLC vendor. Paradyne was a very close second. The combination of Paradyne and Zhone will be well ahead of the pack in the new exciting growth market of broadband loop carriers.

In addition, we will deliver the broadest and best in the world solutions for ATM and IT DSLAMs. We believe that combining the talent and assets of Paradyne and Zhone will result in a force in our industry, a company with scale in the BLC market well beyond the current set of competitors.

From the Paradyne perspective, the drivers of the combination were, one, Paradyne’s belief in the upside of the BLC market, and two, our examination and assessment of Zhone’s products and technology. We’ve found Zhone’s products to be outstanding.

As you know, Paradyne has an excellent installed base of customers and proven product in this space. Zhone has invested heavily through the years resulting in advanced technology in the BLC space that can be combine with Paradyne’s offer to create best in class solutions for our customers. The combined companies will be committed to delivering best in the world technology to our customers while continuing to support the installed base of solid products for both companies. With that said, I will turn the call over to Mory Ejabat.

Mory Ejabat - Zhone Technologies - CEO

Thank you Sean and good morning and thank you for joining us today. As you all know, a consolidation in the telecom industry is already occurring among the carriers and cable operators. The same needs to happen among equipment vendors. The merger between Zhone and Paradyne is a merger major step in this direction. There are too many suppliers and this type of combination will help both customers and investors.

This merger combines best of class technology with a large and loyal customer base while products are complementary and our customers do not overlap. Where we are strong, Paradyne is not active and where Paradyne is as strong, Zhone has not been active. Jointly, we will have a stronger sales and support organization.

This transaction expands our U.S. customer base with a combined 12 of the top 25 IOCs (ph), including five of the top 10 as well as two of the top three leading U.S. cable operators and leading U.S. CLECs. Provides a scale in every geographic region for further growth of sales, service

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

and support worldwide. After the close, we will add the Paradyne broadband products to our SLMS product line. In addition, we plan to divest the non-strategic and legacy narrowband business of Paradyne so we can more effectively market our products and service to our customers. Together, we are a strong competitor among the leading suppliers. With the improvement in operational efficiency and increased revenue, this transaction will be immediately accretive and provide us a stronger balance sheet.

To summarize this combination will expand both companies’ products, portfolios, as well as the substantial carrier customer base. Plus, there’s Zhone’s positive position as a leading provider of the next generation broadband loop carrier solutions. Provide service providers with the most solutions for converged packet-based voice data and video services. Provide for cost savings from reduction of operations, operating expense. We will be immediately accretive excluding acquisition charges. The strength of Zhone’s balance sheet with the larger cash balance.

Sean has done a great job leading Paradyne through a challenging period for telecom industry. He has built a solid company with a good performance and result. I would like to thank him and his team in working with us during this transaction period. We are looking forward to working with Paradyne’s employees, their customers and stockholders. Thank you all for joining us today and we will take your — we will now take all the calls and questions. Operator, please start the question and answer.

QUESTION AND ANSWER

Operator

Joanna Makris, Adams Harkness.

Joanna Makris - Adams Harkness - Analyst

Congratulations. I was wondering if you can talk a little bit more about where you see some of the cost synergies taking place, you know specifically what you might plan to do with the Paradyne manufacturing operations in Largo and whether or not those would be transitioned?

Mory Ejabat - Zhone Technologies - CEO

Okay, well the cost synergies definitely, they are going to be in every aspect of the business. We will see in the operating expense, there is going to be major cost saving in G&A (ph), sales, R&D, and marketing — every aspect of our business will seem there’s going to be synergies in that area.

In addition, we are looking at all the alternatives scenarios with manufacturing. That can range anywhere from divesting the manufacturing or moving all Zhone operations to that manufacturing, or just doing other items we got. At the end of the day, we are going to try to maintain our guidance on the gross margins with these two companies and be able to provide profitability as we forecast.

So the manufacturing would play a good role to be able to maintain those gross margins as we are predicting to be in line with our forecasted gross margins.

Joanna Makris - Adams Harkness - Analyst

Okay, so even though Paradyne was carrying slightly lower gross margin, you anticipate retaining the same level of your current corporate margin?

Mory Ejabat - Zhone Technologies - CEO

That is our goal, yes.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Joanna Makris - Adams Harkness - Analyst

Okay. And then two more items. You know, Paradyne had a substantial, or had begun to make a substantial investment in mainland China. Do you also anticipate moving forward in that direction?

And then secondly, to what degree do you see customer overlap, particularly in the IAD and mini-DSLAM areas?

Mory Ejabat - Zhone Technologies - CEO

Okay, on the Chinese R&D scenario, we are evaluating that at this point. Traditionally, Zhone keeps all of R&D in the U.S., and we are evaluating to see which direction we’re going to go with that R&D facility.

And as far as (ph) the customer overlap, as I mentioned, we don’t see that much between — to our customers. And were they are as strong on the mini-DSLAM, we have not been very active in that area. So we believe that the combination will be very additive in the customer sense and we’re not going to see any overlap.

Joanna Makris Thank you very much.

Operator

Anton Wahlman, Needham & Co.

Anton Wahlman - Needham & Co. - Analyst

Two things. First of all, in terms of your — both the respective flagship products which are centered around this DSLAMs/BLC, clearly it will take a long time or a reasonably long time to support both platforms. But at some point on the horizon, be that five years or whatever, you would think that at some point, if that means when you develop a new generation or something like that, only one of them will eventually survive. What — any thoughts at this point as to which is going to be the major DSLAM/BLC-type platform over the very long-term?

Mory Ejabat - Zhone Technologies - CEO

I will comment on that, and I will ask Sean to follow that. You know, we would continue — we would continue supporting both platforms but as we go forward, you know, we would add some of the functionality of Paradyne, especially on ReachDSL and T1 over G. SHDSL and others, differently in the mass (ph) platforms. And we would increase the functionality amount as we go forward.

Anton Wahlman - Needham & Co. - Analyst

Okay, second question. You spoke — I think it was Kirk who said that at some point, you would consider divesting some of the non-strategic Paradyne assets, some of the older, slower product and things like that. Apart from products that are going to be explicitly sold or otherwise divested in some form or fashion, would it be fair to say that as you add to the two income statements together on the revenue line, you should — they should be essentially 1 plus 1 equals 2 results? You don’t have any losses of revenue from a combined perspective as you add the two income statements together, apart from anything that you would like just outright get rid of?

Mory Ejabat - Zhone Technologies - CEO

If I can understand your question correctly, Anton, is if you add the two revenue streams together, is that 1 plus 1, or would there be any effect on the divested share in this scenario? There will be a reduction in revenue as we divest, the non-strategic and legacy business of Paradyne. And if you go back to Paradyne’s numbers that was published last quarter, you can see the magnitude of those numbers.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Anton Wahlman - Needham & Co. - Analyst

Yes, no, but apart from that, apart from — let’s say that that is, you know, let’s come up with some number here — I don’t have it in front of me. Let’s say that’s 5 million. So say that your revenue starts at say 30 plus 30 equals 60, then you divest what is today 5 million, you don’t expect there to be any further degradation in the revenue beyond what you will at some point divest?

Mory Ejabat - Zhone Technologies - CEO

No, we don’t, and actually we are hoping this combination will increase our sales momentum.

Anton Wahlman - Needham & Co. - Analyst

Yes, that would certainly hopefully be the case. Well, thank you very much, great minds think alike.

Mory Ejabat - Zhone Technologies - CEO

Thanks a lot.

Operator

Tim Bechter, Legg Mason.

Tim Bechter - Legg Mason - Analyst

Mory, I just wanted to — because Joanna and Anton obviously asked some of the most obvious questions that needed to be asked, so those were some of mine too. How much cash per share, or just plain old cash, do you expect from Paradyne when you close? That’s my first question, just kind of housekeeping. Looks like you had about 42 million coming in here from last quarter.

And then if you could expound a little bit on where are the customer synergies maybe by region and by technology, I would really appreciate that as well.

Mory Ejabat - Zhone Technologies - CEO

Okay, I will ask Kirk to answer the first question and then I will answer the next.

Kirk Misaka - Zhone Technologies - CFO

We are hoping to try to close this transaction by the end of September, assuming — so we would expect the combined growth cash of the Company to be in the neighborhood of $90 million. As you know, we also have some debt between the combined companies of about 50 to $55 million.

Tim Bechter - Legg Mason - Analyst

Thank you, Kirk.

Mory Ejabat - Zhone Technologies - CEO

Now, let’s look at the regions. As you know, Paradyne has been selling this type of product for a long time and they have — they are very strong in IOCs in the U.S. and some of the CLECs. And we are strong in the areas that the IOCs are migrating to IPTV and voiceover-IP. And with their one new DSLAM and our map, we think we will have the best combination of the product for this market and beyond.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

If you look at the other regions, they are fairly strong in Caribbean. We are strong in South America. They are strong in the Netherlands; we are strong in Eastern Europe. They are strong in Asia; we are strong in Middle East. So when you look at the region of the strength, we really would be able to cover of the six continents pretty well with our sales and support on our customer base.

Tim Bechter - Legg Mason - Analyst

So it sounds like, Mory, that you really don’t see a whole lot of overlap, other than in North American or the U.S. market?

Mory Ejabat - Zhone Technologies - CEO

Actually, surprising enough Tim, when we looked that their customer base, our customer base — and that was one of the attractions — there wasn’t that much overlap even in the U.S.

Tim Bechter - Legg Mason - Analyst

Okay very good. Thank you.

Operator

Steve Levy, Lehman Brothers.

Steve Levy - Lehman Brothers - Analyst

Kirk, just one number question then Mory a bigger picture question. The number question is, in your comment about this being accretive immediately, what sort of synergies have you assumed from a quantity perspective? I understand they are going to be across the board as Mory talked about. And then Mory, you made a comment about there being too many equipment vendors. You know, is this going to be an ongoing process of you just sort of lapping up other companies? And if so, what else do you think you need in the not too distant future?

Kirk Misaka - Zhone Technologies - CFO

With regard to the synergies, the acquisition is going to allow Zhone to realize significant operational efficiencies, as Mory said, through economies of scale and the substantial cost savings by combining the operations. We’re also anticipating, but not counting on, that the combination can leverage the respective customer bases and achieve incremental sales. However, as we are still finalizing our integration plans, providing greater detail at this time is premature.

Steve Levy - Lehman Brothers - Analyst

So you are not ready to quantify either the revenue or the cost synergies?

Kirk Misaka - Zhone Technologies - CFO

Correct.

Steve Levy - Lehman Brothers - Analyst

Okay.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Mory Ejabat - Zhone Technologies - CEO

In respect to, there are too many equipment supplier, you would know, Steve, there’s lots of them. And there has to be some consolidation. No, with this acquisition, we will have our hands full for a long while for integration and focusing our customer base on our products. So I don’t see anything to be planned for us in the near future.

Steve Levy - Lehman Brothers - Analyst

If I could just go back, Kirk, just to be clear. In the assumption of accretion, you’re assuming both revenue and cost synergies at least, right?

Kirk Misaka - Zhone Technologies - CFO

Well, obviously, the cost savings are the most significant that we see. We are hoping though that there will also be, as Mory alluded to, an ability to increase revenues by combining the customer bases.

Steve Levy - Lehman Brothers - Analyst

But are you counting on those in order to get the accretive nature of the deal or is that —?

Kirk Misaka - Zhone Technologies - CFO

No, it will be accretive solely through the operational cost synergies.

Steve Levy - Lehman Brothers - Analyst

And then, Mory, not to let you off the hook too much here on this too many vendors, do you think that — and I certainly have my views, but I’m not be one doing the merging here. Do you think that it’s really focused on certain segments of the market? For example, the access, there’s a lot of players in the access market, or —?

Mory Ejabat - Zhone Technologies - CEO

Well, yes, that is true. There are many startups in the access market. You know, access is the area to be in if you want to be in the growth area of the telecom cable business. This is the only growth area. This is where the money is being spent by the telecom people, carriers and cable operators. This is where the convergence is happening from, from the TDM to packet to voiceover-IP to IPTV. So this is where the sweetest spot is for Telecom vendors.

And given that, there are several newer startups and several other companies in the field that either they are financially very weak, or their products is lacking (ph). Some of those will go away by themselves. And there are some others that are going to be around and they will probably be managed through other companies.

Steve Levy - Lehman Brothers - Analyst

Okay thanks.

Operator

Cary Robinson, Miller Johnson.

Cary Robinson - Miller Johnson - Analyst

Thank you. Was there breakup fee to the transaction?

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Mory Ejabat - Zhone Technologies - CEO

Yes, there is a breakup fee for the transaction.

Cary Robinson - Miller Johnson - Analyst

Is that the typical level, is it 5% of transaction value, or how large is that?

Kirk Misaka - Zhone Technologies - CFO

It’s $2 million in the case that Paradyne accepts a superior offer.

Cary Robinson - Miller Johnson - Analyst

Okay, great, thank you.

Operator

Matt Robinson, Ferris Baker Watts.

Matt Robinson - Ferris Baker Watts - Analyst

Another housekeeping question. What’s the timeframe backing into from the fall? When do you — what are the milestones? For instance, when do you expect to have the deal filed?

Kirk Misaka - Zhone Technologies - CFO

We hope to file the S-4 with the SEC within two weeks, which will start their review process. On a parallel path, we will file the necessary Hart-Scott-Rodino filings and shareholder votes would be scheduled for late September.

Matt Robinson - Ferris Baker Watts - Analyst

Thank you.

Operator

Andy Schopick, Nutmeg Securities.

Andy Schopick - Nutmeg Securities - Analyst

Thank you, good morning; I have a few. I just want to affirm that this is a definitive agreement.

Mory Ejabat - Zhone Technologies - CEO

Yes, it is. This is a definitive agreement.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Andy Schopick - Nutmeg Securities - Analyst

Okay, fine. Coming back to the accretion issue, under the current terms, it looks like you would be issuing at least 53 million shares in connection with the acquisition of Paradyne. I have followed Paradyne over the years and I’m hard-pressed to understand how this could be accretive under the existing operations. Paradyne did a reasonably good job of cutting its cost, restructuring its business — you know, I don’t see a lot there that is likely to come out of the business depending on really what you’re going to do with their facilities. But I’m very hard pressed to see how this could be accretive in any meaningful manner in any kind of timeframe here that — you know, a year or two, that would make any sense.

Mory Ejabat - Zhone Technologies - CEO

Well, all I can tell, you should look at our history in respect to taking the best synergies of the combined companies.

Andy Schopick - Nutmeg Securities - Analyst

Yes, but each one is different.

Mory Ejabat - Zhone Technologies - CEO

Of course each one is different, but at the meantime we know there are lots of duplication in our both companies. And there are going to be reductions. There’s going to be manpower reductions and all the other stuff. So we are going to look at both companies and we’re going to think which way we’re going to go, in each direction. I can assure you, there is going to be synergies taking place.

Andy Schopick - Nutmeg Securities - Analyst

Okay, Mory, let me ask you kind of a larger issue question, really the strategy that you’re trying to put into place to build Zhone. We have seen a lot of activity here, the acquisition of certainly struggling if not failing companies that you have been able to acquire under somewhat reasonable terms. But I’m not sure that I understand how you’re going to take what appear to be very disparate kind of product lines and technologies and really integrate these products and technologies in a fashion that is going to be optimum for Zhone to go forward.

Mory Ejabat - Zhone Technologies - CEO

Well, we have definitely looked at all the scenarios. We have looked at the products, we have looked at the strength on each product, and we are evaluating which product is going to last, which product is not. So there are lots of synergies within products. Paradyne has done a great job. I would not put Paradyne among failing companies. This has been a well-run company and I think they have done a great job and we can take advantage of all the good stuff they have done in the past. So we are in the process of planning several activities and maybe within the next few months, we can tell you what the synergies are and what products are going to go forward.

Andy Schopick - Nutmeg Securities - Analyst

Okay, one question for Kirk (technical difficulty). Kirk, you know, by virtue of the activities that Zhone has engaged in, you know there’s a lot of goodwill and intangible assets that have been put on your balance sheet, over 170 million now. It looks like you’re going to add — I don’t know, at least another 70 million or so of intangibles relating to Paradyne. To what extent are there potential issues of impairment of any of these intangibles and goodwill and issues that might have to be looked at much more critically once this particular deal closes?

Kirk Misaka - Zhone Technologies - CFO

Well, the accounting standards under Financial Accounting Standards 142 and 144 dictate an analysis of the trading value of the company as a whole and looks to that to determine whether or not the book value may be overstated, in which case you look to the goodwill and intangible assets that you are referring to. We obviously haven’t done an analysis, nor are we required to do that analysis until we believe that there is an impairment of the intangibles. And we well — as we go through this process, we’ll update the financial community on what is happening to the balance sheet in that regard.

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FINAL TRANSCRIPT

Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Andy Schopick - Nutmeg Securities - Analyst

Lastly, are there any potential purchase accounting issues here that could impact or affect your ability to recognize revenue for Paradyne on the services side? Does it look like there’s anything there from purchase accounting?

Kirk Misaka - Zhone Technologies - CFO

Nothing that we have uncovered in the due diligence of the transaction.

Andy Schopick - Nutmeg Securities - Analyst

Okay thank you. Good luck.

Operator

Tim Bechter.

Tim Bechter - Legg Mason - Analyst

Thank you. I wanted to follow up on the OpEx reductions question here. It sounds like you haven’t fully gone through exactly how you’re going to get them, but you feel very confident that you will get operating expense reductions. Can you talk a little bit about how many people on the Paradyne side and how many people possibly on the Zhone side might have to be laid off to achieve them?

Mory Ejabat - Zhone Technologies - CEO

Actually, Tim, we are in the process of identifying that. We know what our goal is. We have a goal in mind, and that is not something that I can share with you at this point. But we are in the process of reviewing that. Myself, Kirk, Sean and Pat are very active analyzing all the operating expenses at this point.

Kirk Misaka - Zhone Technologies - CFO

Let me give you an example of the cost synergies. The cost to comply with Section 404 of Sarbanes-Oxley was approximately $2 million for both companies. We would expect that number, for example, to be less than half.

Tim Bechter - Legg Mason - Analyst

Alright, that doesn’t talk about people at all. I guess there might be a few people involved in that that might not need redundancy. What about on the operating side, however? Is it a 10% reduction in total personnel, is it 20?

Mory Ejabat - Zhone Technologies - CEO

No. Tim, honestly, I cannot tell you what that is because, you know, we are not in the — we cannot do that at this point because those companies have to run with a perfect operation and we’re just analyzing what will happen after the deal closes.

Tim Bechter - Legg Mason - Analyst

Alright, thank you.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Operator

Mark Orr (ph), Glazer Capital.

Mark Orr - Glazer Capital - Analyst

Hi, two questions. Firstly, when you guys did the Sorrento acquisition, probably about a year ago, I believe?

Mory Ejabat - Zhone Technologies - CEO

Correct.

Mark Orr - Glazer Capital - Analyst

If I recall, it went rather quickly. Are you expecting similar timing? And I guess it has sort of to do with the SEC. So I guess a related question was — how long did the SEC take to review the S-4 back then?

Kirk Misaka - Zhone Technologies - CFO

The SEC actually did not review the Sorrento transaction and we were able to get through that process in about two weeks.

Mark Orr - Glazer Capital - Analyst

Okay. That’s kind of what I thought. So are you expecting similar, something similar this time around? Basically, when was the last time that the SEC did review you?

Kirk Misaka - Zhone Technologies - CFO

The SEC reviewed Zhone during the Tellium transaction, which closed in November of 2003.

Mark Orr - Glazer Capital - Analyst

Okay.

Sean Belanger - Paradyne - CEO

And from a Paradyne perspective, Paradyne has gone through a review from the SEC at the end of last year. So we have a clean slate as well.

Mark Orr - Glazer Capital - Analyst

Okay. And then finally, was this — could you talk a bit about the process? And perhaps you covered it and I apologize. Was this is a transaction that came about from Zhone approaching Paradyne, or vice versa? Are there potential acquirers have the opportunity to look at Paradyne during this process?

Mory Ejabat - Zhone Technologies - CEO

I would ask Sean to comment on that.

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Sean Belanger - Paradyne - CEO

Yes, it was certainly Zhone approaching Paradyne. Mory came and visited me and started a dialogue. And in the process of us becoming more interested, we went around and we solicited other interests from about six different companies. And the Zhone interest remained the strongest, and also we felt it was the best thing for our shareholders.

Mark Orr - Glazer Capital - Analyst

Alright. Thank you very much.

Operator

Anton Wahlman.

Anton Wahlman - Needham & Co. - Analyst

In terms of the exchange ratio, is there a collar associated with this? I mean if for the hypothetical scenario here that Zhone stock were to decline materially, is there any provision for that in the merger agreement?

Kirk Misaka - Zhone Technologies - CFO

No, the exchange ratio is 1.0972, and that is fixed.

Anton Wahlman - Needham & Co. - Analyst

Okay, so there is no mathematical jujitsu on that? It’s fixed, even if there’s a material gyration?

Mory Ejabat - Zhone Technologies - CEO

There’s no collar.

Anton Wahlman - Needham & Co. - Analyst

Okay. Just another clarification. Kirk. you mentioned in the response to another question that you had sort of Sarb-Ox costs each of — did I understand that correctly — each of your costs were $2 million? That’s roughly the current rate to comply?

Kirk Misaka - Zhone Technologies - CFO

No, the combined cost was about $2 million. We would expect that to be $1 million or less going forward.

Anton Wahlman - Needham & Co. - Analyst

Okay, alright. So basically, you’re just taking out the duplicative costs and then maybe someone on top of that. Would that sum on top of that happened even if this merger had not been taking place, meaning what are the Sarbanes-Oxley compliance costs going to have decreased even if you had stayed an independent company?

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Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

Kirk Misaka - Zhone Technologies - CFO

It would have declined slightly, but it would not have declined to that degree.

Anton Wahlman - Needham & Co. - Analyst

And in that million or so dollars, is that just a direct expenses associated with the compliance, or would you say that the cost to comply in terms of just you know, sucking up your time and generally being a drag on the time and productivity in your management, would that — is or was that a cost on top of the actual dollar outlay?

Kirk Misaka - Zhone Technologies - CFO

The cost that I was referring to was the actual cost for external services from professional service providers.

Anton Wahlman - Needham & Co. - Analyst

Okay, so in other words, the real economic cost is effectively a lot higher, or is at least higher at some level just because you’re not counting everything in there?

Kirk Misaka - Zhone Technologies - CFO

That’s right. That internal cost could be as high as equal to in terms of the number of hours that needs to be spent. (multiple speakers)

Anton Wahlman - Needham & Co. - Analyst

And that includes having the more people employed in the finance department and that sort of thing?

Kirk Misaka - Zhone Technologies - CFO

Yes.

Operator

It appears there are no further questions, sir.

Mory Ejabat - Zhone Technologies - CEO

Great. Thank you all for participating today to for this call and we will talk to you on the 20th when we do our report, our quarterly Q2 report. Thank you all very much.

Operator

Ladies and gentlemen, this concludes the presentation. You may now disconnect. Have a good day.

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FINAL TRANSCRIPT

Jul. 08. 2005 / 9:00AM, ZHNE - Zhone Technologies, Inc. Aquires Paradyne Networks, Inc. Conference Call

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